Exhibit 99.1

Neon Therapeutics Reports Second Quarter 2018 Financial Results and Recent Business Highlights

— Successfully completed initial public offering, raising $100 million in gross proceeds —

— Significant progress across platform and portfolio of vaccine and T-cell programs —

— Enrollment completed for NEO-PV-01 for NT-001 clinical trial;
updated data to be presented at ESMO October 2018 —

Cambridge, Mass. — August 6, 2018 — Neon Therapeutics, Inc. (Nasdaq: NTGN), a clinical-stage immuno-oncology company developing neoantigen-targeted therapies, today reported financial results and provided a business update for the second quarter of 2018.

“The first half of 2018 was transformative for Neon, highlighted by the successful completion of our initial public offering. The capital raised will enable the continued execution of our strategy to develop neoantigen-targeted therapies that have the potential to transform patient lives,” said Hugh O’Dowd, President and Chief Executive Officer of Neon. “We are pleased by the continued progress across our entire product portfolio of vaccine and T-cell programs, including completion of enrollment of our first Phase 1b clinical trial for NEO-PV-01.  In addition, updated data from this trial will be presented at the European Society for Medical Oncology (ESMO) Congress in October 2018.”

Second Quarter Business Highlights

Neon achieved several key operational milestones during the second quarter of 2018, including the following:

•                  In June 2018, Neon completed its initial public offering of common stock, raising $100 million in gross proceeds.

•                  In May 2018, Neon announced that the first patient was dosed in NT-002, its Phase 1b clinical trial evaluating the company’s personal neoantigen vaccine, NEO-PV-01, in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab), along with chemotherapy.

•                  In April 2018, Neon presented updated data from NT-001, its Phase 1b clinical trial of NEO-PV-01 in the metastatic setting, at the American Association for Cancer Research (AACR) Annual Meeting.

Pipeline Overview and Upcoming Milestones

NEO-PV-01

•                  NT-001: Phase 1b Clinical Trial of NEO-PV-01 in the Metastatic Setting

•                  Updated data expected in October 2018 at ESMO

•                  52-week data expected in the first half of 2019

•                  NT-002: Phase 1b Clinical Trial of NEO-PV-01 in Metastatic Non-Small Cell Lung Cancer

•                  52-week data expected in the second half of 2019

•                  NT-003: Phase 1b Clinical Trial of NEO-PV-01 in Metastatic Melanoma Combinations

•                  Trial initiation expected in the second half of 2018

•                  NT-004: Phase 1b Clinical Trial of NEO-PV-01 in earlier disease setting

•                  Planning ongoing

NEO-PTC-01

•                  Phase 1 Clinical Trial in Solid Tumor Setting: Neon intends to submit a European Clinical Trial Application (CTA) for NEO-PTC-01, a personal neoantigen T-cell therapy, in the first half of 2019.

NEO-SV-01

•                  Phase 1 Clinical Trial in Subset of ER+ Breast Cancer: Following the completion of target validation and preclinical product development work, Neon expects to submit an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) in the first half of 2019.

Second Quarter 2018 Financial Results

•                  Cash Position: As of June 30, 2018, cash, cash equivalents and marketable securities were $138.6 million, as compared to cash, cash equivalents and marketable securities of $79.7 million as of December 31, 2017.

•                  R&D Expenses: R&D expenses were $14.8 million for the quarter ended June 30, 2018, as compared to $7.3 million for the same quarter last year. The increase of $7.5 million was due primarily to increased costs related to the advancement of NEO-PV-01, including increased external manufacturing and other external costs to support our ongoing and planned clinical trials, as well as increased personnel-related costs due to additional headcount to support the growth of our research and development organization.

•                  G&A Expenses: G&A expenses were $4.3 million for the quarter ended June 30, 2018, compared to $2.4 million for the same quarter last year. The increase of $1.9 million was driven by increased personnel-related costs due to additional headcount, as well as increased consulting and professional fees.

•                  Net Loss Attributable to Common Stockholders: Net loss attributable to common stockholders was $22.1 million for the quarter ended June 30, 2018, or $7.84 per basic and diluted share, as compared to a net loss attributable to common stockholders of $12.1 million for the same quarter last year, or $7.55 per basic and diluted share.

Financial Guidance:  Based on its current operating plan, Neon expects that its cash, cash equivalents and marketable securities as of June 30, 2018, including the proceeds from its initial public offering, will enable it to fund its operating expenses and capital expenditure requirements into at least the first quarter of 2020.

About Neon Therapeutics

Neon Therapeutics is a clinical-stage immuno-oncology company and a leader in the field of neoantigen-targeted therapies, dedicated to transforming the treatment of cancer by directing the immune system towards neoantigens.

For more information, please visit www.neontherapeutics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” of Neon Therapeutics, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding our ability and the potential to successfully manufacture and supply our product candidates for clinical trials; our ability to replicate results achieved in our preclinical studies or clinical trials in any future studies or trials; the ability and willingness of our third-party research institution collaborators to continue research and development activities relating to our product candidates; our ability to obtain and maintain regulatory approval of our product candidates; our ability to receive approval of our CTA for NEO-PTC-01 and IND for NEO-SV-01; the potential timing and advancement of our preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates; and our expectations regarding our uses of capital, expenses, future accumulated deficit and other 2018 financial results; and our ability to fund operations through at least the first quarter of 2020. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to our ability to protect and maintain our intellectual property position; risks related to the ability of our licensors to protect and maintain their intellectual property position; uncertainties related to the initiation and conduct of studies and other development requirements for our product candidates; the risk that any one or more of our product candidates will not be successfully developed and commercialized; the risk that the results of preclinical studies and clinical trials will be predictive of future results in connection with future studies or trials; and the risk that Neon’s collaborations will not continue or will not be successful. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Neon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Neon’s most recent final prospectus related to its initial public offering filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, as well as discussions of potential risks, uncertainties, and other important factors in Neon’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Neon undertakes no duty to update this information unless required by law.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)
(amounts in thousands)

	June 30, 2018	December 31, 2017

Cash, cash equivalents and marketable securities	$138,633	$79,725
Working capital (1)	$131,062	$72,539
Total assets	$148,413	$90,493
Redeemable convertible preferred stock & contingently redeemable restricted common stock	$—	$175,250
Total stockholders’ equity (deficit)	$139,248	$(93,572)

(1)    Working capital is defined as current assets less current liabilities.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating expenses:
Research and development	$14,804	$7,332	$27,962	$14,744
General and administrative	4,313	2,432	7,912	4,568
Total operating expenses	19,117	9,764	35,874	19,312
Loss from operations	(19,117)	(9,764)	(35,874)	(19,312)
Other income (expense), net
Interest income	218	162	464	241
Other expense	—	—	(10)	—
Total other income, net	218	162	454	241
Net loss	(18,899)	(9,602)	(35,420)	(19,071)
Accretion of redeemable convertible preferred stock to redemption value	(3,185)	(2,503)	(6,371)	(4,979)
Net loss attributable to common stockholders	$(22,084)	$(12,105)	$(41,791)	$(24,050)
Net loss per share attributable to common stockholders, basic and diluted	$(7.84)	$(7.55)	$(17.05)	$(15.62)
Weighted average common shares outstanding, basic and diluted	2,815,708	1,603,894	2,450,380	1,539,976

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth N.J., USA.

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